UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2016

Perfumania Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	0-19714	65-0977964
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Sawgrass Drive, Suite 2 Bellport, NY 11713
(Address of Principal Executive Offices)(Zip Code)

(631) 866-4100
(Registrant's telephone number, including area code)

_________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On December 19, 2016, the Company held its 2016 Annual Meeting of Shareholders. Three proposals were before the meeting: (1) the election of Stephen Nussdorf, Michael W. Katz, Joshua Angel, Joseph Bouhadana, Paul Garfinkle and Glenn H. Gopman as directors of the Company to serve until the 2017 Annual Meeting of Shareholders, (2) the ratification of the appointment of CohnReznick LLP as the Company's independent registered public accounting firm for the fiscal year ending January 28, 2017 (fiscal 2016) and (3) approve, on an advisory basis, the compensation of the Company's executive officers.

The votes with respect to the proposals are set forth below.
(1) Elect the Directors of the Company to serve until the 2017 Annual Meeting:

Name of Director Nominees	For	Withheld	Broker Non-Votes
Stephen Nussdorf	10,449,702	530,557	4,289,625
Michael W. Katz	10,448,781	531,478	4,289,625
Joshua Angel	10,864,981	115,278	4,289,625
Joseph Bouhadana	10,881,678	98,581	4,289,625
Paul Garfinkle	10,881,680	98,579	4,289,625
Glenn H. Gopman	10,881,678	98,581	4,289,625

(2) Ratification of the appointment of CohnReznick LLP as the Company's independent registered public accounting firm for the fiscal year ending January 28, 2017 (fiscal 2016):

For	Against	Abstain
14,736,050	514,052	19,782

(3) Approve, on an advisory basis, the compensation of the Company's executive officers:

For	Against	Abstain	Broker Non-Votes
10,860,005	98,966	21,288	4,289,625

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perfumania Holdings, Inc.
Date: December 21, 2016	By: /S/ Donna L. Dellomo Donna L. Dellomo Vice President and Chief Financial Officer